For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS THIRD QUARTER 2010 RESULTS
•	Earnings per share of $0.18 on a GAAP basis, up from $0.16 in second quarter 2010 and $0.17 in third quarter 2009. Adjusted earnings per share (excluding the net income impact from office consolidation, severance expense and non recurring foreign tax elections) of $0.16, compared to $0.17 in second quarter 2010 and $0.20 in third quarter 2009. Year-to-date 2010 earnings per share on a GAAP basis improved to $0.47 from $0.35 one year ago, while adjusted earnings per share (as described above) declined to $0.46 from $0.50 one year ago.

•	Revenues before reimbursements (RBR) of $153 million, compared to $155 million in second quarter 2010 and $159 million in third quarter 2009.

•	Utilization of 73%, consistent with second quarter 2010 and down from 76% in third quarter 2009. Average bill rate of $267, up from $266 in second quarter 2010 and $255 in third quarter 2009.

•	Debt levels declined $23 million year over year. Debt outstanding totaled $199 million as of September 30, 2010 compared to $203 million as of June 30, 2010 and $222 million one year ago.
CHICAGO, October 28, 2010 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the third quarter ended September 30, 2010.
“Our 2010 financial performance has remained stable and consistent across the past three quarters,” commented William M. Goodyear, Chairman and Chief Executive Officer. “Although the second half acceleration has not materialized as we anticipated, we are pleased with our investment success relative to both senior hires and acquisitions in our targeted growth practices. We are confident that our enhanced capabilities and increased scale in dispute, economics, healthcare and energy will drive improved financial performance as we move into 2011.”
Third Quarter 2010 Results
The Company’s third quarter 2010 results are summarized as follows:

Total Company Third Quarter 2010 Financial Results (1)

	Q3 2010	Q3 2009	Change	Q2 2010	Change
Revenues Before Reimbursements ($000)	$153,222	$159,153	-3.7%	$154,617	-0.9%
Total Revenues ($000)	$174,847	$177,363	-1.4%	$172,323	1.5%
Adjusted EBITDA excluding office consolidation and severance expense ($000)	$21,448	$27,653	-22.4%	$24,407	-12.1%
EBITDA ($000)	$20,965	$25,238	-16.9%	$23,400	-10.4%
Net Income ($000)	$9,223	$8,340	10.6%	$7,828	17.8%
Earnings Per Share	$0.18	$0.17	5.9%	$0.16	12.5%
Adjusted Earnings Per Share, excluding the net income impact of office consolidation, severance expense and non recurring foreign tax elections (non GAAP)	$0.16	$0.20	-20.0%	$0.17	-5.9%
Average Billable FTEs	1,655	1,734	-4.6%	1,660	-0.3%
End of Period Billable FTEs	1,652	1,716	-3.7%	1,668	-1.0%
Consultant Utilization (1,850 base)	73%	76%	-3.9%	73%	0.0%
Average Bill Rate (excluding success fees)	$267	$255	4.7%	$266	0.4%
DSO	86	87	-1.1%	79	8.9%

(1)	See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share, excluding the net income impact from office consolidation, severance expense and nonrecurring foreign tax elections, to the closest GAAP measure.
Navigant’s third quarter 2010 RBR was $153 million, down slightly from $155 million in second quarter 2010 and down from $159 million in third quarter 2009. Year over year comparisons continue to reflect the wind down of several non strategic practice areas and practitioner departures. The Company’s dispute segment met third quarter expectations, reflecting contributions from the recent addition of Foreign Corrupt Practices Act and anti-money laundering capabilities and service offerings. Energy practice results grew sequentially and year over year, driven largely by opportunities related to renewables and energy efficiency. The healthcare and economics teams delivered solid performances for the quarter but were each down on a sequential basis. Navigant’s international segment, including the construction, financial services and public sector teams, continued to experience soft market demand.
The Company’s period end headcount was down slightly from second quarter 2010, and down on a year over year basis as a result of the aforementioned practice wind downs and practitioner departures. Headcount is expected to increase during fourth quarter 2010 as a result of Navigant’s recent acquisition of EthosPartners, completed on October 1, 2010, and ongoing success in hiring senior practitioners in the Company’s core growth areas. Cost of services (before reimbursements) was $102 million for third quarter 2010, consistent with the prior year. General and administrative expenses were $31 million for third quarter 2010, down from $33 million for third quarter 2009. Days sales outstanding improved slightly year over year to 86 at September 30, 2010 from 87 at September 30, 2009. Average debt levels declined from one year ago, which, along with the expiration of certain interest rate hedges as of June 30, 2010, resulted in a significant decline in interest expense from third quarter 2009.
Third quarter 2010 GAAP earnings per share were higher than adjusted earnings per share due to an office consolidation benefit resulting from the reoccupation of certain New York office space ($0.9 million pretax), as well as a nonrecurring benefit from a foreign entity tax election ($1.8 million after tax). Additionally, third quarter 2010 GAAP earnings per share and EBITDA were negatively impacted by severance costs ($1.4 million pretax).

2

Business Segment Highlights
Third quarter 2010 financial results for the Company’s four business segments are summarized as follows:
Business Segment Third Quarter 2010 Financial Results (2)

	Q3 2010	Q3 2009	Change	Q2 2010	Change
Business Segment Revenues ($000)
Dispute and Investigative Services	$71,279	$76,010	-6.2%	$63,867	11.6%
Business Consulting Services	68,894	65,450	5.3%	71,756	-4.0%
International Consulting	16,443	21,279	-22.7%	18,078	-9.0%
Economic Consulting	18,231	14,624	24.7%	18,622	-2.1%
Total Company	$174,847	$177,363	-1.4%	$172,323	1.5%
Business Segment Revenues before Reimbursements ($000)
Dispute and Investigative Services	$64,997	$69,260	-6.2%	$59,737	8.8%
Business Consulting Services	58,406	58,749	-0.6%	63,430	-7.9%
International Consulting	13,231	17,266	-23.4%	14,484	-8.7%
Economic Consulting	16,588	13,878	19.5%	16,966	-2.2%
Total Company	$153,222	$159,153	-3.7%	$154,617	-0.9%
Segment Operating Profit ($000)
Dispute and Investigative Services	$26,738	$30,025	-10.9%	$21,585	23.9%
Business Consulting Services	19,817	21,763	-8.9%	23,148	-14.4%
International Consulting	1,680	4,793	-64.9%	3,663	-54.1%
Economic Consulting	5,585	5,239	6.6%	6,273	-11.0%
Total Company	$53,820	$61,820	-12.9%	$54,669	-1.6%

(2)	In first quarter 2010 the Company repositioned certain service offerings within its four reporting segments. Prior year comparative segment data has been restated to be consistent with the current presentation. A company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Navigant’s Dispute and Investigative Services segment generated RBR of $65 million for third quarter 2010, up 9% from second quarter 2010 and down 6% from third quarter 2009. Third quarter 2010 results were driven partly by the successful integration of, and contributions from, the acquisition of Daylight Forensic & Advisory, which was completed on May 14, 2010. Consistent demand continued in the areas of credit crisis related litigation, commercial litigation and international arbitration matters. Activity has also increased relative to compliance and regulatory reviews in healthcare matters.
Navigant’s Business Consulting Services segment reported RBR of $58 million for third quarter 2010, down 8% from second quarter 2010 while essentially flat compared to third quarter 2009. The segment’s healthcare and energy teams represented 76% of third quarter 2010 Business Consulting Services revenues, compared to 69% for third quarter 2009 and 72% for second quarter 2010. Healthcare practice revenues were down sequentially but were up strongly year-to-date. The Company’s healthcare practitioners are being sought for advice on various issues related to the impacts of healthcare reform. The segment’s energy practice had a strong third quarter 2010 performance and expects continued demand in areas including Smart Grid related projects, clean energy technologies and energy efficiency. Additionally, Navigant’s corporate finance and valuation businesses reported another strong performance for third quarter 2010.
Navigant’s International Consulting segment reported RBR of $13 million for third quarter 2010, down 9% from second quarter 2010 and down 23% from third quarter 2009. Utilization for the segment was 54% for the period, down from 60% in second quarter 2010 and down from 68% in third quarter 2009. Severe reductions in government spending in the United Kingdom, in combination with a weaker international construction market, limited new engagement opportunities within the segment.

3

Navigant’s Economic Consulting segment achieved RBR of $17 million for third quarter 2010, consistent with second quarter 2010 and up 20% from third quarter 2009. Utilization for the segment was 69% for the period, down from 76% in second quarter 2010 and down from 81% in third quarter 2009, reflecting the wind down of several large engagements. The segment is experiencing solid activity in the antitrust marketplace and has begun to benefit from the contributions of recently hired senior economists.
2010 Outlook
Navigant’s fourth quarter 2010 revenues are estimated to be in the range of $180 million to $190 million, reflecting contributions from the recent EthosPartners acquisition as well as growth in energy, healthcare and economics. Revenues for 2010 are estimated to fall in the range of $700 to $710 million. Adjusted earnings per share (excluding the net income impact from office consolidation, severance expense and non recurring foreign tax elections) are estimated to be between $0.14 and $0.19 for fourth quarter 2010, and between $0.60 and $0.65 for full year 2010.
Third Quarter 2010 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s third quarter 2010 financial results and full year 2010 outlook at 10:00 a.m. Eastern Time on Thursday, October 28, 2010. The conference call will be web cast by Thomson Reuters and may be accessed via the Navigant Consulting website at www.navigantconsulting.com/investor_relations. Alternatively, participants may dial 888.847.7597 (or 630.395.0268 for international callers) and reference passcode “NCI”. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including ”plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success and timing of the Company’s strategy implementation of the Company’s strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
###

4

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

Revenues:
Revenues before reimbursements	$153,222	$159,153	$461,709	$483,697
Reimbursements	21,625	18,210	59,011	49,584

Total revenues	174,847	177,363	520,720	533,281
Cost of Services:
Cost of services before reimbursable expenses	102,368	100,545	306,726	312,779
Reimbursable expenses	21,625	18,210	59,011	49,584

Total costs of services	123,993	118,755	365,737	362,363
General and administrative expenses	30,789	32,500	90,338	100,906
Depreciation expense	3,528	4,352	10,882	13,312
Amortization expense	3,168	3,055	8,926	10,067
Other operating costs (benefit):
Office consolidation	(900)	985	(900)	6,505

Operating income	14,269	17,716	45,737	40,128
Interest expense	1,789	3,671	8,775	11,591
Interest income	(360)	(300)	(984)	(908)
Other (income) expense, net	(250)	214	(189)	(194)

Income before income tax expense	13,090	14,131	38,135	29,639
Income tax expense	3,867	5,791	14,637	12,481

Net income	$9,223	$8,340	$23,498	$17,158

Basic net income per share	$0.19	$0.17	$0.48	$0.36
Shares used in computing income per basic share	49,662	48,493	49,186	48,050

Diluted net income per share	$0.18	$0.17	$0.47	$0.35
Shares used in computing income per diluted share	50,518	49,954	50,292	49,720

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	September 30,	September 30,	December 31,
	2010	2009	2009

ASSETS

Current assets:
Cash and cash equivalents	$5,383	$13,342	$49,144
Accounts receivable, net	178,881	185,129	163,608
Prepaid expenses and other current assets	19,210	13,710	16,374
Deferred income tax assets	15,753	19,826	19,052

Total current assets	219,227	232,007	248,178
Non-current assets:
Property and equipment, net	39,648	43,782	42,975
Intangible assets, net	27,357	30,515	30,352
Goodwill	525,755	474,134	485,101
Other assets	24,699	14,040	13,639

Total assets	$836,686	$794,478	$820,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,555	$6,117	$8,203
Accrued liabilities	8,087	9,097	8,664
Accrued compensation-related costs	59,238	51,716	69,751
Income tax payable	193	2,653	—
Term loan current	18,397	7,313	12,375
Other current liabilities	38,552	36,583	34,441

Total current liabilities	135,022	113,479	133,434
Non-current liabilities:
Deferred income tax liabilities	43,628	31,512	37,096
Other non-current liabilities	19,978	24,477	23,923
Bank debt non-current	25,515	2,388	—
Term loan non-current	155,458	212,625	207,000

Total non-current liabilities	244,579	271,002	268,019

Total liabilities	379,601	384,481	401,453

Stockholders’ equity:
Common stock	60	60	60
Additional paid-in capital	564,149	557,758	559,368
Treasury stock	(209,861)	(218,798)	(218,798)
Retained earnings	114,684	86,397	91,186
Accumulated other comprehensive loss	(11,947)	(15,420)	(13,024)

Total stockholders’ equity	457,085	409,997	418,792

Total liabilities and stockholders’ equity	$836,686	$794,478	$820,245

Selected Data

Days sales outstanding, net (DSO)	86	87	78

NAVIGANT CONSULTING, INC._
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended		For the nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$9,223	$8,340	$23,498	$17,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,528	4,352	10,882	13,312
Depreciation expense- office consolidation	—	115	—	1,110
Amortization expense	3,168	3,055	8,926	10,067
Share-based compensation expense	1,838	1,545	4,776	6,010
Accretion of interest expense	219	194	620	693
Deferred income taxes	(167)	(650)	7,647	822
Allowance for doubtful accounts receivable	3,167	6,143	7,105	14,253

Changes in assets and liabilities:
Accounts receivable	(19,009)	(4,192)	(22,550)	(25,550)
Prepaid expenses and other assets	(719)	3,426	(10,499)	3,352
Accounts payable	871	(3,427)	2,432	(2,495)
Accrued liabilities	(1,194)	(170)	9	(761)
Accrued compensation-related costs	8,662	8,197	(10,458)	(21,326)
Income taxes payable	(520)	3,130	(2,302)	4,032
Other liabilities	(2,576)	419	(5,946)	2,566

Net cash provided by operating activities	6,491	30,477	14,140	23,243

Cash flows from investing activities:
Purchases of property and equipment	(2,636)	(1,271)	(8,115)	(13,623)
Acquisitions of businesses, net of cash acquired	—	—	(33,870)	(1,875)
Payments of acquisition liabilities	—	—	—	(2,821)
Other, net	—	—	—	(109)

Net cash used in investing activities	(2,636)	(1,271)	(41,985)	(18,428)

Cash flows from financing activities:
Issuances of common stock	1,480	369	3,013	2,686
Payments of notes payable	—	(4,127)	—	(4,482)
Borrowings from banks, net of repayments	892	(16,209)	25,941	(10,096)
Payments of term loan	(4,600)	(563)	(45,520)	(1,688)
Other, net	683	(74)	564	(888)

Net cash used in financing activities	(1,545)	(20,604)	(16,002)	(14,468)

Effect of exchange rate changes on cash	73	(392)	86	(139)

Net increase (decrease) in cash and cash equivalents	2,383	8,210	(43,761)	(9,792)
Cash and cash equivalents at beginning of the period	3,000	5,132	49,144	23,134

Cash and cash equivalents at end of the period	$5,383	$13,342	$5,383	$13,342

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to the Company’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. During 2009, the Company incurred significant severance expense as staffing levels were adjusted to market demand and Navigant executed its strategic refresh initiative involving the redeployment of certain resources. The Company also continues to be impacted by office consolidation costs and benefits due to its real estate initiatives including the impact of closing certain offices and changes in market conditions associated with expected sublease proceeds. During the quarter ended September 30, 2010, the Company recorded a non recurring benefit from a tax election related to certain of its foreign entities. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation costs and benefits and adjusted earnings per share excludes the net income impact of severance and office consolidation costs and benefits and the non recurring benefit from a tax election related to certain of its foreign entities in all periods presented. Severance and office consolidation costs and benefits are not considered to be non recurring, infrequent or unusual to our business, however, management believes providing investors with this information gives additional insights into Navigant’s operating performance. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation costs and benefits as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
EBITDA reconciliation:
Operating income	$14,269	$17,716	$45,737	$40,128
Depreciation	3,528	4,352	10,882	13,312
Accelerated depreciation — office consolidation	—	115	—	1,110
Amortization	3,168	3,055	8,926	10,067

EBITDA	$20,965	$25,238	$65,545	$64,617

Adjusted EBITDA and operating income to exclude office consolidation and severance expense reconciliation to operating income:
Operating income	$14,269	$17,716	$45,737	$40,128
Other operating costs (benefit) — office consolidation	(900)	985	(900)	6,505
Severance expense	1,383	1,545	3,226	5,892

Adjusted operating income to exclude office consolidation and severance expense	$14,752	$20,246	$48,063	$52,525
Depreciation	3,528	4,352	10,882	13,312
Amortization	3,168	3,055	8,926	10,067

Adjusted EBITDA, excluding office consolidation and severance expense	$21,448	$27,653	$67,871	$75,904

Adjusted earnings per share (adjusted to exclude the net income impact from office consolidation costs and benefits, severance expense and non recurring foreign tax elections)
The Company discloses adjusted earnings per share to exclude the net income impact from office consolidation costs and benefits, severance and non recurring foreign tax elections as discussed above. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

Other operating costs (benefit) — office consolidation	$(900)	$985	$(900)	$6,505
Income tax (benefit) (1)	363	(397)	363	(2,623)

Net income impact of other operating costs (benefit) — office consolidation	$(537)	$588	$(537)	$3,882

Shares used in computing income per diluted share	50,518	49,954	50,292	49,720
Diluted income per share impact of other operating costs (benefit) — office consolidation	$(0.01)	$0.01	$(0.01)	$0.08

Severance expense	$1,383	$1,545	$3,226	$5,892
Income tax (benefit) (1)	(415)	(480)	(1,108)	(2,147)

Net income impact of severance expense	$968	$1,065	$2,118	$3,745

Shares used in computing income per diluted share	50,518	49,954	50,292	49,720
Diluted income per share impact of severance expense	$0.02	$0.02	$0.04	$0.08

Net income	$9,223	$8,340	$23,498	$17,158
Net income impact of other operating costs (benefit) — office consolidation	(537)	588	(537)	3,882
Net income impact of severance expense	968	1,065	2,118	3,745
Non recurring foreign tax elections	(1,751)	—	(1,751)	—

Adjusted net income, excluding the net income impact of office consolidation, severance expense and non recurring foreign tax elections	$7,903	$9,993	$23,328	$24,785

Shares used in computing income per diluted share	50,518	49,954	50,292	49,720
Adjusted earnings per share, excluding the net income impact of office consolidation, severance expense and non recurring foreign tax elections	$0.16	$0.20	$0.46	$0.50

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.